Exhibit 99.1

CBAK Energy Reports First Quarter 2022 Unaudited Financial Results

– Net revenues up 752% year over year in the first quarter –

DALIAN, China, May 19, 2022 /PRNewswire/ — CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy,” or the “Company”) a leading lithium-ion battery manufacturer and electric energy solution provider in China, today reported its unaudited financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights

●	Net revenues were $80.2 million, an increase of 752% from $9.4 million in the same period of 2021.

●	Gross profit was $5.3 million, an increase of 189% from $1.8 million in the same period of 2021.

●	Net income attributable to shareholders of CBAK Energy was $0.4 million, compared to a net income attributable to CBAK Energy shareholders of $29.6 million in the same period of 2021.

Yunfei Li, Chairman and Chief Executive Officer of the Company, commented: “We are very excited to kick off 2022 with our net revenues surging more than eight-fold year over year to reach $80.2 million in the first quarter, primarily driven by the material business brought by the Hitrans merger and robust demand for our high power lithium batteries.”

Mr. Li continued: “We will continue attentive operations in the material business with additional strategies to enhance its core competitiveness while actively combining them with other alternatives to counter the impact of increased raw material costs on the battery production. Additionally, we remain focused on product innovations to meet various demands and drive higher lithium battery sales. With our expansion into producing key materials for battery products and our relentless efforts into addressing the dynamic market, we are very confident in our capabilities to grow and thrive in the battery industry.”

Xiangyu Pei, Interim Chief Financial Officer of the Company, noted: “Our significant revenue expansion exemplified the efficacies of our growth strategies. Despite short-term challenges from raw material price hikes, we furthered our investments for our infrastructure to propel higher revenue levels. Looking ahead, we will remain committed to driving our next phase of growth by leveraging and building upon our solid financial position and competitive advantages.”

First Quarter 2022 Business Highlights & Recent Developments

●	In May, CBAK Energy received an order from a leading European provider of heating, cooling and renewable energy systems (the “Customer”), for a supply of lithium-ion batteries worth EUR 28.2 million ($29.3 million). The Customer has a global presence with annual sales of billions of Euros. CBAK Energy has been collaborating with the Customer since 2020.

First Quarter 2022 Financial Results

Net revenues were $80.2 million, an increase of 752% from $9.4 million in the same period of 2021. The increase was driven by additional revenues from lithium battery materials brought by the acquisition of Hitrans, and strong sales of high power lithium batteries.

Net Revenues by End-product Applications ($ thousands)	2022 First Quarter	2021 First Quarter	% Change YoY
Segment 1
High power lithium batteries used in:
Uninterruptable supplies	$14,875	$8,764	70
Light electric vehicles	146	34	329
Electric vehicles	-	101	-100
Segment 2 (Hitrans)
Materials for use in manufacturing of lithium battery cell
Precursor	36,813	-	-
Cathode	28,363	-	-
Trading of raw materials used in lithium batteries	-	517	-100
Total	$80,196	$9,416	752

Cost of revenues was $74.9 million, an increase of 888% from $7.6 million in the same period of 2021. This was primarily due to increased net revenues.

Gross profit was $5.3 million, an increase of 189% from $1.8 million in the same period of 2021. Gross margin was 6.6%, compared to 19.5% for the same period of 2021. The decrease in gross margin was primarily due to the increase in raw material costs.

Total operating expenses were $6.7 million, an increase of 256% from $1.9 million in the same period of 2021, primarily due to growing headcount and the consolidation of Hitrans.

●	Research and development expenses were $3.3 million, an increase of 585% from $0.5 million in the same period of 2021.

●	Sales and marketing expenses were $0.8 million, an increase of 290% from $0.2 million in the same period of 2021.

●	General and administrative expenses were $2.2 million, an increase of 69% from $1.3 million in the same period of 2021.

●	Provision for doubtful accounts was $0.3 million, compared to recovery of doubtful accounts of $0.2 million in the same period of 2021.

Operating loss was $1.3 million, compared to $27,882 in the same period of 2021.

Finance income, net was $5,014, compared to finance expenses of $7,598 in the same period of 2021.

Change in fair value of warrants was $1.6 million, compared to $28.4 million in the same period of 2021. The change in fair value of the warrants liability is mainly due to share price decline.

Net income attributable to shareholders of CBAK Energy was $0.4 million, compared to a net income attributable to CBAK Energy shareholders of $29.6 million in the same period of 2021.

Basic and diluted income per share were both $0.01, compared to both $0.35 in the same period of 2021.

Cash and cash equivalents were $5.6 million as of March 31, 2022, compared to $7.4 million as of December 31, 2021.

Conference Call

CBAK Energy’s management will host an earnings conference call at 8:00 AM U.S. Eastern Time on Thursday, May 19, 2022 (8:00 PM Beijing/Hong Kong Time on May 19, 2022).

Details of the conference call are as follows:

International：+61-2-9253-5921

United States：+1-855-824-5644 / +1 646-722-4977

Hong Kong, China：+852-3027-6500

Mainland, China：+86-800-988-0563 / +86-400-821-0637

Event ID：EV00135062

Participants Pin：36584787#

Additionally, a live and archived webcast of the conference call will be available at:

https://edge.media-server.com/mmc/p/bgp5bgms

A replay of the conference call may be accessed by phone within seven days after the conclusion of the live call at the following numbers. To access the replay, please reference the Access code: 520002274#

International：+61-2-8325-2405

United States：+1-646-982-0473

Hong Kong, China：+852-3027-6520

Mainland, China：+86-400-821-0623

About CBAK Energy

CBAK Energy Technology, Inc. is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium batteries and raw materials used for manufacturing high power lithium batteries. The applications of the Company’s battery products and solutions include light electric vehicles, electric vehicles, electric tools, energy storage, uninterruptible power supply (UPS), and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian, Nanjing and Shaoxing, as well as a large-scale R&D and production base in Dalian.

For more information, please visit www.cbak.com.cn.

Safe Harbor Statement

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Any forward-looking statements contained in this press release are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: significant legal and operational risks associated with having substantially all of our business operations in China, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely for three consecutive years, the effects of the global Covid-19 pandemic, changes in domestic and foreign laws, regulations and taxes, uncertainties related to China’s legal system and economic, political and social events in China, the volatility of the securities markets; and other risks including, but not limited to, the ability of the Company to meet its contractual obligations, the uncertain market for the Company’s lithium battery cells and business, macroeconomic, technological, regulatory, or other factors affecting the profitability of our products and solutions that we discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K as well as in our other reports filed or furnished from time to time with the SEC. You should read these factors and the other cautionary statements made in this press release. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For investor and media inquiries, please contact:

In China:

CBAK Energy Technology, Inc.

Investor Relations Department

Mr. Thierry Jiewei Li

Phone: 86-18675423231

Email: ir@cbak.com.cn

The Blueshirt Group

Ms. Feifei Shen

Phone: +86 13466566136

Email: feifei@blueshirtgroup.com

The Blueshirt Group

Ms. Suwen Feng

Phone: +86 13917110134

Email: suwen@blueshirtgroup.com

In the United States:

The Blueshirt Group

Ms. Julia Qian

Phone: +1 973-619-3227

Email: Julia@blueshirtgroup.com

Related Links

https://ir.cbak.com.cn/

CBAK Energy Technology, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In $ except for number of shares)

	December 31, 2021	March 31, 2022
		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$7,357,875	$5,608,465
Pledged deposits	18,996,749	25,142,097
Trade accounts and bills receivable, net	49,907,129	50,265,784
Inventories	30,133,340	41,871,149
Prepayments and other receivables	12,746,990	14,516,068
Receivables from former subsidiary	2,263,955	1,134,585
Amount due from non-controlling interest, current	125,883	126,161
Amount due from related party, current	472,061	473,104
Income tax recoverable	47,189	47,295
Investment in sales-type lease, net	790,516	792,262

Total current assets	122,841,687	139,976,970

Property, plant and equipment, net	90,042,773	88,532,811
Construction in progress	27,343,092	28,410,293
Non-marketable equity securities	712,930	714,504
Prepaid land use rights	13,797,230	13,737,871
Intangible assets, net	1,961,739	1,834,351
Operating lease right-of-use assets, net	1,968,032	1,659,214
Investment in sales-type lease, net	838,528	714,933
Amount due from related party, non-current	62,941	63,081
Deferred tax assets, net	1,403,813	1,500,564
Goodwill	1,645,232	1,650,629

Total assets	$262,617,997	$278,795,221

Liabilities
Current liabilities
Trade accounts and bills payable	$65,376,212	$79,270,001
Short-term bank borrowings	8,811,820	14,674,721
Other short-term loans	4,679,122	746,699
Accrued expenses and other payables	22,963,700	24,477,309
Payables to former subsidiaries, net	326,507	325,624
Deferred government grants, current	3,834,481	2,270,463
Product warranty provisions	127,837	104,122
Warrants liability	5,846,000	4,214,000
Operating lease liability, current	801,797	711,034

Total current liabilities	112,767,476	126,793,973

Deferred government grants, non-current	6,189,196	7,207,728
Product warranty provisions	1,900,429	1,923,542
Operating lease liability, non-current	876,323	837,930

Total liabilities	121,733,424	136,763,173

Commitments and contingencies

Shareholders’ equity
Common stock $0.001 par value; 500,000,000 authorized; 88,849,222 issued and 88,705,016 outstanding as of December 31, 2021 and March 31, 2022	88,849	88,849
Donated shares	14,101,689	14,101,689
Additional paid-in capital	241,946,362	241,981,141
Statutory reserves	1,230,511	1,230,511
Accumulated deficit	(122,498,259)	(122,053,806)
Accumulated other comprehensive loss	2,489,017	2,880,201
	137,358,169	138,228,585

Less: Treasury shares	(4,066,610)	(4,066,610)

Total shareholders’ equity	133,291,559	134,161,975
Non-controlling interests	7,593,014	7,870,073
Total equity	140,884,573	142,032,048

Total liabilities and shareholder’s equity	$262,617,997	$278,795,221

CBAK Energy Technology, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In $ except for number of shares)

		Three months ended March 31,
	Note	2021	2022
Net revenues	25	$9,416,049	$80,196,298
Cost of revenues		(7,576,620)	(74,879,944)
Gross profit		1,839,429	5,316,354
Operating expenses:
Research and development expenses		(483,749)	(3,313,124)
Sales and marketing expenses		(213,142)	(829,674)
General and administrative expenses		(1,324,481)	(2,237,374)
Recovery of (provision for) doubtful accounts	4	154,061	(271,443)
Total operating expenses		(1,867,311)	(6,651,615)
Operating loss		(27,882)	(1,335,261)
Finance (expenses) income, net		(7,598)	5,014
Other income, net		1,217,648	285,204
Changes in fair value of warrants liability		28,426,000	1,632,000
Income before income tax		29,608,168	586,957
Income tax credit	18	-	93,546
Net income		29,608,168	680,503
Less: Net loss (income) attributable to non-controlling interests		1,114	(236,050)
Net income attributable to shareholders of CBAK Energy Technology, Inc.		$29,609,282	$444,453

Net income		29,608,168	680,503
Other comprehensive income
– Foreign currency translation adjustment		89,138	432,193
Comprehensive income		29,697,306	1,112,696
Less: Comprehensive loss (income) attributable to non-controlling interests		6,017	(277,059)
Comprehensive income attributable to CBAK Energy Technology, Inc.		$29,703,323	$835,637

Income per share	26
– Basic		$0.35	$0.01
- Diluted		$0.35	$0.01

Weighted average number of shares of common stock:	20
– Basic		84,283,605	88,713,841
– Diluted		84,933,913	88,734,957